EXHIBIT 31.1

CERTIFICATION PURSUANT TO RULE 13a-14(a)

I, Charles R. Howell IV, certify that:

1.	I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q for Great Lakes Aviation, Ltd. for the quarterly period ended on September 30, 2010;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: December 20, 2010	By:	/s/ Charles R. Howell IV
Charles R. Howell IV
Chief Executive Officer
(Principal Executive Officer)